E:\MATTHEWS\FUNDS\BLCKRCK\BNNNSR.77C




For the semi-annual period ended June 30,
1997
File number 811-7312


                        SUB-ITEM 77C
             Submission of Matters to a Vote of
                      Security Holders


     An Annual Meeting of the
Shareholders was held on April 15,
1997.  At such meeting the
shareholders approved the selection of
auditors and the election of
directors.  Pursuant to Instruction 2
of this Sub-Item, information as to
these matters has not been included in
this Attachment.